Exhibit 10.54

TURNER INTERNATIONAL, INC.
30 HUDSON YARDS
NEW YORK, NY 10001

August 23, 2022
Gerhard Zeiler

Dear Gerhard:
Reference is made to your existing employment agreement with Turner International, Inc. (the “Company”), made July 13, 2022 (the “Employment Agreement”). You and the Company hereby agree that this letter amendment (this “Amendment”) will modify the Employment Agreement as set forth herein. Unless otherwise expressly set forth in this Amendment, capitalized terms used herein but not otherwise defined in this Amendment shall have the meanings given such terms in the Employment Agreement, and all section references shall be to sections of the Employment Agreement.
The first sentence of Section III.A is revised as underlined below:

A.Base Salary. Company shall pay Executive an annual base salary of One Million Six Hundred Twenty-Two Thousand Euros (€1,622,000), effective as of April 8, 2022.

If the foregoing reflects our agreement, please sign this Amendment as indicated below. This Amendment may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission, by an e-mail which contains a portable document format (.pdf) file of an executed signature page or by means of “DocuSign” or other similar platform, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

Sincerely, Turner International, Inc.

                        By:    /s/Amy Girdwood

                        Name: Amy Girdwood

Title: Executive Vice President, People & Culture

Agreed and Accepted:

/s/Gerhard Zeiler
Gerhard Zeiler

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